                                                                    EXHIBIT 10.5




                              SEVERANCE AGREEMENT

         THIS AGREEMENT is made as of the 4th day of September, 1996, between Sport Supply Group, Inc., a Delaware corporation (the "Company"), and James R. Crawford (the "Employee").

         WHEREAS, the Board of Directors of the Company (the "Board") desires to offer an inducement to the Employee to remain an employee of the Company;

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, this Agreement sets forth benefits which the Company will pay to Employee in the event of termination of Employee's employment, except as a result of death, disability, retirement or termination by the Company for Cause, following a "Change in Control" of the Company (in each case as such terms or events are defined or discussed herein):

         1. Term. The term of this Agreement shall continue until the earlier of (i) the expiration of the third anniversary of the occurrence of a Change in Control, (ii) the Employee's death, or (iii) the Employee's earlier voluntary retirement (except for those events described in Section 3(a)(2)); provided, however, that on each anniversary of the Change in Control, the period referenced in Section (i) above shall automatically be extended for an additional year unless, not later than 90 calendar days prior to such anniversary date, the Company shall have given written notice to the Employee that it does not wish to have the term extended.

         2.      Definitions.

                 (a) Acquiring Person: An "Acquiring Person" shall mean any person (as defined in Section 2(d)(iii) of this Agreement) that, together with all Affiliates and Associates of such person, is the beneficial owner of 15% or more of the outstanding Common Stock. The term "Acquiring Person" shall not include Michael J. Blumenfeld, Peter S. Blumenfeld, the Company, any subsidiary of the Company, any employee benefit plan of the Company or subsidiary of the Company, or any person holding Common Stock for or pursuant to the terms of any such plan. For the purposes of this Agreement, a person who becomes an Acquiring Person by acquiring beneficial ownership of 15% or more of the Common Stock at any time after the date of this Agreement shall continue to be an Acquiring Person whether or not such person continues to be the beneficial owner of 15% or more of the outstanding Common Stock.

                 (b) Affiliate and Associate. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act") in effect on the date of this Agreement.

                 (c) Cause. For "Cause" shall mean that the Employee shall have committed:

                          (i) an intentional material act of fraud or embezzlement in connection with his duties or in the course of his employment with the Company;

                          (ii) intentional wrongful material damage to property of the Company; or

                          (iii) intentional wrongful disclosure of material secret processes or material confidential information of the Company. For the purposes of this Agreement, no act, or failure to act, on the part of the Employee shall be deemed "intentional" unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

                 (d) Change in Control. A "Change in Control" of the Company shall have occurred if at any time during the term of this Agreement any of the following events shall occur:

                          (i) The Company is merged, consolidated or reorganized into or with another corporation or other legal person and as a result of such merger, consolidation or reorganization less than 60% of the combined voting power to elect each class of Directors of the then outstanding securities of the remaining corporation or legal person or its ultimate parent immediately after such transaction is available to be received by all of the Company's stockholders (who were stockholders immediately prior to the merger, consolidation or reorganization) on a pro rata basis and is actually received in respect of or exchange for voting securities of the Company pursuant to such transaction;

                          (ii) The Company sells all or substantially all of its assets to any other corporation or other legal person and as a result of such sale less than 60% of the combined voting power to elect each class of Directors of the then outstanding securities of such corporation or legal person or its ultimate parent immediately after such transaction is available to be received by all of the Company's stockholders (who were stockholders immediately prior to the sale) on a pro rata basis and is actually received in exchange for the assets of the Company pursuant to such sale (provided that this provision shall not apply to a registered public offering of securities of a subsidiary of the Company, which offering is not part of a transaction otherwise a part of or related to a Change in Control);

                          (iii) Any person (including any "person" as such term is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange
                 Act) of securities which when added to any securities already owned by such person would represent in the aggregate 20% or more of the then outstanding securities of the Company which are entitled to vote to elect any class of Directors;

                          (iv) If, at any time, the Continuing Directors then serving on the Board cease for any reason to constitute at least a majority thereof;

                          (v) Any occurrence that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A or any successor rule or regulation promulgated under the Exchange Act; or

                          (vi) Such other events that cause a change in control of the Company, as determined by the Board in its sole discretion; provided, however, that a Change in Control of the Company shall not be deemed to have occurred as the result of any transaction having one or more of the foregoing effects if such transaction is proposed by, and includes a significant equity participation (i.e., an aggregate of at least 20% of the then outstanding common equity securities of the Company immediately after such transaction which are entitled to vote to elect any class of Directors) of executive officers of the Company as constituted immediately prior to the occurrence of such transaction or any Company employee stock ownership plan or pension plan.

                 (e) Code. The "Code" shall mean the Internal Revenue Code of 1986, as amended.

                 (f) Continuing Director. A "Continuing Director" shall mean a Director of the Company who (i) is not an Acquiring Person, an Affiliate or Associate, or a representative of an Acquiring Person or nominated for election by an Acquiring Person, and (ii) was either a member of the Board of Directors of the Company on the date of this Agreement or subsequently became a Director of the Company and whose initial election or initial nomination for election by the

         Company's stockholders was approved by a majority of the Continuing Directors then on the Board of Directors of the Company.

                 (g) Employment Term. The "Employment Term" shall be the period of employment under this Agreement commencing on the day prior to a Change in Control and continuing until the expiration of this Agreement.

                 (h) Severance Compensation. The "Severance Compensation" shall be a lump sum amount equal to 100% of the sum of (A) the highest annual salary of the Employee in effect at any time during the Employment Term or the salary of the Employee in effect immediately prior to the Change in Control, whichever is the larger amount, plus
         (B) the bonus or incentive compensation of the Employee, based upon the dollar amount of bonus or incentive compensation that the Employee received from the Company for the fiscal year preceding the year in which the Change in Control occurred or for the fiscal year preceding the year in which the Termination Date occurs, whichever is the larger amount.

                 (i) Termination Date. The "Termination Date" shall be the date upon which the Employee or the Company effectively terminates the employment of the Employee.

         3.      Rights of Employee Upon Change in Control or Termination.

                 (a) The Company shall provide the Employee, within ten days following the Termination Date, Severance Compensation in lieu of compensation to the Employee for periods subsequent to the Termination Date, but without affecting the rights of the Employee at law or in equity, if, following the occurrence of a Change in Control, any of the following events shall occur:

                          (1) the Company terminates the Employee's employment during the Employment Term other than for any of the following reasons:

                                  (i)      the Employee dies;

                                  (ii)     the Employee becomes permanently
                          disabled and is unable to work for a period of 180 consecutive days; or

                                  (iii)    for Cause,

                          (2) the Employee terminates his employment after such Change in Control and the occurrence of at least one of the following events:

                                  (i)      An adverse change in the nature or
                          scope of the authorities, functions or duties attached to the position with the Company that the Employee had immediately prior to the Change in Control, any reduction in the Employee's salary during the Employment Term or any reduction in bonus or incentive compensation (based upon the dollar amount of bonus or incentive compensation that the Employee received from the Company for the fiscal year preceding the year in which the Change in Control occurred or for the fiscal year preceding the year in which the Termination Date occurs, whichever is the larger amount) or a significant reduction in scope or value of the aggregate other monetary or nonmonetary benefits to which the Employee was entitled from the Company immediately prior to the Change in Control, any of which is not remedied within ten calendar days after receipt by the Company of written notice from the Employee of such change, reduction, alteration or termination, as the case may be;

                                  (ii) A determination by the Employee made in good faith that as a result of a Change in Control and a change in circumstances thereafter significantly affecting his position, changes in the composition or policies of the Board, or of other events of material effect, he has been rendered substantially unable to carry out, or has been substantially hindered in the performance of, the authorities, functions or duties attached to his position immediately prior to the Change in Control, which situation is not remedied within ten calendar days after receipt by the Company of written notice from the Employee of such determination;

                                  (iii)    The Company shall require the
                          Employee to relocate his principal location of work by more than 20 miles from the location thereof immediately prior to the Change in Control or to travel away from his office in the course of discharging his responsibilities or duties hereunder significantly more (in terms of either consecutive days or aggregate days in any calendar year) than required of him prior to the Change in Control without in either case his prior written consent; or

                                  (iv)     the Company commits any material
                          breach of this Agreement.

                 (b) Notwithstanding the above section or any other provision of this Agreement, in no event shall the Company pay or be obligated to pay the Employee an amount which would be an Excess Parachute Payment. For purposes of this Agreement, the term "Excess Parachute Payment" shall mean any payment or any portion thereof which would be an "excess parachute payment" within the meaning of Section 280G of the Code, and would result in the imposition of an excise tax under Section 4999 of the Code, in the opinion of tax counsel selected by the Company's independent accountants and acceptable to the Employee. If it is established pursuant to a final determination of a court or an Internal Revenue Service administrative appeals proceeding that, notwithstanding the good faith of the Employee and the Company in applying the terms of this Agreement, a payment (or portion thereof) made is an Excess Parachute Payment, then, except as hereafter provided, the Employee shall have an obligation to repay the Company upon demand an amount equal to the minimum amount (but without interest) necessary to insure that no payments made or to be made by the Company pursuant to this Agreement is an Excess Parachute Payment; provided, however, that if, in the opinion of tax counsel selected by the Company's independent accountants and acceptable to the Employee (in the circumstance where the Company or Employee has requested such opinion), such repayment will not ensure that no Excess Parachute Payment would be made hereunder, then (1) no such repayment obligation will exist and (2) the Company shall pay to the Employee an additional amount in cash equal to the amount necessary to cause the amount of the aggregate after-tax cash compensation and benefits otherwise receivable by the Employee to be equal to the aggregate after-tax cash compensation and benefits he would have received as if Sections 280G and 4999 of the Code had not been enacted.

                 (c) Upon written notice given by the Employee to the Company prior to the receipt of Severance Compensation, the Employee, at his sole option, may elect to have all or any part of any such amount paid to him, without interest, on an installment basis selected by him.

                 (d) The payment of Severance Compensation by the Company to the Employee shall not affect any rights and benefits which the Employee may have pursuant to any other agreement, policy, plan, program or arrangement of the Company providing benefits to the Employee prior to the Termination Date, which rights shall be governed by the terms thereof, except that payments hereunder after termination shall reduce by an equal amount any sums payable after termination under any agreement (including, without limitation, any employment agreement) by and between the Company and the Employee. The Company shall provide to the Employee throughout the Employment Term benefits substantially similar to those which the Employee was receiving or entitled to receive immediately prior to the Termination Date. Such benefits as provided by the Company, however, shall be reduced to the extent comparable benefits are actually received by the Employee during the Employment Term as a result of employment other than with the Company.

                 (e) The Company shall pay to the Employee all reasonable legal fees and expenses incurred by him as a result of the enforcement of any of Employee's rights hereunder within ten business days of the date such expenses are incurred (including without limitation all such fees and expenses, if any, incurred in contesting or disputing any termination of employment or in seeking to obtain or enforce any right or benefit provided by this Agreement in accordance with Section 12 hereof).

                 (f) The Company shall have no right of set-off or counterclaim in respect of any claim, debt or obligation against any payment or benefit to or for the benefit of the Employee provided for in this Agreement.

                 (g) Without limiting the rights of the Employee at law or in equity, if the Company fails to make any payment required to be made hereunder on a timely basis, the Company shall pay interest on the amount thereof on demand at an annualized rate of interest equal to 120% of the then applicable Federal rate determined under Section 1274(d) of the Code, compounded semi-annually (but in no event shall such interest exceed the highest lawful rate).

         4. No Mitigation Required. In the event that this Agreement or the employment of the Employee hereunder is terminated, the Employee shall not be obligated to mitigate his damages nor the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and except for the termination of benefits pursuant to Section 3(d), the acceptance of employment elsewhere after termination shall in no way reduce the amount of Severance Compensation payable hereunder.

         5.      Successors; Binding Agreement.

                 (a) The Company will require any successor and any corporation or other legal person (including any "person" as defined in Section 2(d)(iii) of this Agreement) which is in control of such successor (as "control" is defined in Regulation 230.405 or any successor rule or regulation promulgated under the Securities Act of 1933, as amended) to all or substantially all of the business and/or assets of the Company (by purchase, merger, consolidation or otherwise), by agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a material breach of this Agreement by the Company. Notwithstanding the foregoing, any such assumption shall not, in any way, affect or limit the liability of the Company under the terms of this Agreement or release the Company from any obligation hereunder. As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and/or all or part of its assets as aforesaid which executes and delivers the agreement provided for in this Section 5 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

                 (b) This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         6. Notice. The Company shall give written notice to Employee within ten days after any Change in Control. Failure to give such notice shall constitute a material breach of this Agreement. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or received after being mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

                 If to the Employee:

                          James R. Crawford
                          1901 Diplomat Drive
                          Farmers Branch, Texas 75234

                 If to the Company:

                          Sport Supply Group, Inc.
                          1901 Diplomat Drive
                          Farmers Branch, Texas  75234
                          Attention:  President



or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         7. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Employee and such officer as may be specifically designated by the Board. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, unless specifically referred to herein, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this agreement. THE VALIDITY, INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         8. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         9. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         10. Employment Rights. Nothing expressed or implied in this Agreement shall create any right or duty on the part of the Company or the Employee to have the Employee remain in the employment of the Company prior to any Change in Control; provided, however, that any termination of employment of the Employee or removal of the Employee as an elected officer of the Company following the commencement of any discussion authorized by the Board of Directors of the Company with a third person that ultimately results in a Change in Control shall be deemed to be a termination or removal of the Employee after a Change in Control for purposes of this Agreement and shall entitle the Employee to all Severance Compensation. Notwithstanding any other provision hereof to the contrary, the Employee may, at any time during the Employment Term, upon the giving of 30 days prior written notice, terminate his employment hereunder. If this Agreement or the employment of the Employee is terminated under circumstances in which the Employee is not entitled to any Severance Compensation, the Employee shall have no further obligation or liability to the Company hereunder or otherwise with respect to his prior or any future employment by the Company.

         11. Withholding of Taxes. The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or government regulation or ruling; provided, however, that no withholding pursuant to Section 4999 of the Code shall be made unless, in the opinion of tax counsel selected by the Company's independent accountants and acceptable to the Employee, such withholding relates to payments which result in the imposition of an excise tax pursuant to
Section 4999 of the Code.

         12. Legal Fees and Expenses. It is the intent of the Company that the Employee not be required to incur the expenses associated with the enforcement of his rights under this Agreement by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Employee hereunder. Accordingly, if it should appear to the Employee that the Company has failed to comply with any of its obligations under the Agreement or in the event that the Company or any other person takes any action to declare the Agreement void or unenforceable, or institutes any litigation designed to deny, or to recover from, the Employee the benefits intended to be provided to the Employee hereunder, the Company irrevocably authorizes the Employee from time to time to retain counsel of his choice, at the expense of the Company as hereafter provided, to represent the Employee in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to the Employee's entering into an attorney-client relationship with such counsel, and in that connection the Company and the Employee agree that a confidential relationship shall exist between the Employee and such counsel. The Company shall pay and be solely responsible for any and all attorneys' and related fees and expenses incurred by the Employee as a result of the Company's failure to perform this Agreement or any provision thereof or as a result of the Company or any person contesting the validity or enforceability of this Agreement or any provision thereof as aforesaid.

         13. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Employee is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.


         IN WITNESS WHEREOF, the parties have executed this Agreement effective on the date and year first above written.



                                            SPORT SUPPLY GROUP, INC.



                                            By:
                                               ---------------------------------
                                               Michael J. Blumenfeld
                                               Chairman of the Board and
                                               Chief Executive Officer


                                               ---------------------------------
                                               James R. Crawford